                                                                    EXHIBIT 99.1

                          TCW FUNDS MANAGEMENT, INC.
                     865 South Figueroa Street, Suite 1800
                        Los Angeles, California  90017
                           (213) 244-0000 Telephone
                           (213) 244-0645 Facsimile


                               December 10, 1996

Board of Directors
TCW Galileo Funds, Inc.
865 South Figueroa Street
Los Angeles, California  90017

     Re:  TCW GALILEO FUNDS, INC.
          -----------------------

Gentlemen:

     At your request, I have examined the Form of Rule 24F-2 (the "Form") proposed to be filed by you with the Securities and Exchange Commission. The Form states that during the fiscal year ended October 31 1996, you issued and sold the following number of shares of Common Stock, $.001 par value, of the following portfolios (the "Shares"), in reliance upon your registration of an indefinite number of shares of the following portfolios pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended:

                                                    Number
Name                                               of Shares
----                                             -------------

TCW Galileo High Yield Bond Fund                    14,491,028

TCW Galileo Core Fixed Income Fund                   1,447,319

TCW Galileo Long-Term Mortgage Backed
  Securities Fund                                    5,927,916

TCW Galileo Mortgage Backed Securities Fund          6,018,310

TCW Money Market Fund                            1,039,148,038

TCW Galileo Core Equity Fund                         3,848,772

TCW Galileo Small Cap Growth Fund                    3,951,118

December 10, 1996
Board of Directors
Page 2

                                                        Number
Name                                                 of Shares
----                                             -------------
TCW Earnings Momentum Fund                           1,467,196

TCW Mid-Cap Growth Fund                             10,575,510

TCW Galileo Latin America Equity Fund                3,095,742

TCW Galileo Asia Pacific Equity Fund                 1,677,718

TCW Galileo Emerging Markets Fund                    2,505,962
                                                 -------------

Total:                                           1,094,154,628
                                                 =============

     I am familiar with the proceedings taken by you in connection with the authorization, issuance and sale of the Shares. Based upon my examination and upon my knowledge of your corporate activities, and assuming, without independent verification, that the Shares were sold in compliance with applicable Blue Sky laws and in the manner referred to in your Registration Statement on Form N-1A filed under the Securities Act of 1933, as amended, it is my opinion that the Shares constituted validly issued, fully paid and nonassessable shares of your Common Stock.

     I am a member of the bars of Maryland and New Jersey.

     I consent to the filing of this opinion as an exhibit to the Form.

                              Respectfully submitted,

                              /s/ Philip K. Holl

                              Philip K. Holl

PKH/rp